EXHIBIT 23.8

CONSENT OF PERSON DESIGNATED

TO SERVE ON THE BOARD OF DIRECTORS OF

BENEFICIAL MUTUAL BANCORP, INC.

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the proxy statement-prospectus constituting part of Beneficial Mutual Bancorp, Inc.’s Registration Statement on Form S-1 as a person to become a director of Beneficial Mutual Bancorp, Inc.

/s/ Roy D. Yates

Roy D. Yates

Dated:	April 25, 2007